EXHIBIT 4.1


	THIRD AMENDMENT dated as of May 8, 2002, (this
"Amendment") to the FIVE-YEAR CREDIT AGREEMENT dated as of October 28, 1999 as amended by the First
Amendment dated as of September 24, 2001 and the Second Amendment dated as of December 21, 2001 (as may be further amended, restated, supplemented or otherwise modified from time to time, the "Five-Year
Credit Agreement"), among CROMPTON CORPORATION
(formerly known as CK Witco Corporation) (the
"Company"); the Eligible Subsidiaries referred to therein; the BANKS referred to therein; JPMORGAN
CHASE BANK (formerly known as THE CHASE MANHATTAN
BANK) ("JPMORGAN"), as Syndication Agent; CITICORP
USA, INC. (as successor to Citibank, N.A. in its capacity as Administrative Agent), as Administrative
Agent; and BANK OF AMERICA, N.A. and DEUTSCHE BANK
SECURITIES INC. (formerly known as DEUTSCHE BANC
ALEX. BROWN INC.), as Co-Documentation Agents.

WHEREAS, the Company, the Eligible Subsidiaries, the Banks, the Co-Documentation Agents, the Syndication Agent and the Administrative Agent are parties to the Five-Year Credit Agreement;

WHEREAS, pursuant to the Five-Year Credit Agreement, the Banks have made and agreed to make certain loans to the Borrowers; and

WHEREAS, the Company has requested that certain provisions of the Five-Year Credit Agreement be modified in the manner provided in this Amendment;

WHEREAS, the Banks whose signatures appear below, constituting the Required Banks, hereby agree to amend the Five-Year Credit Agreement, which amendment shall become effective upon satisfaction of the conditions precedent set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Five-Year Credit Agreement.

SECTION 2.  Amendment of Section 1.01.  (a)  Section 1.01 of the
Five-Year Credit Agreement is hereby amended by deleting the definition of "Issuing Bank" in its entirety and replacing it as follows:

"'Issuing Bank' means (a) Citibank, N.A., and (b) Fleet
National Bank, each in its capacity as the issuer of Letters of Credit hereunder, and any successors in such capacity as provided in Section 2.18(i). Either Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each use of the term "Issuing Bank" herein shall, to the extent it relates to a particular Letter of Credit, be a reference to the Issuing Bank that issued or has been requested to issue such Letter of Credit, and each other use of the term Issuing Bank herein shall refer to each Issuing Bank (it being understood that the fees payable under Section 2.08(b) will be paid to each Issuing Bank and computed on the basis of the Letter of Credit issued by it)."

SECTION 3. Letters of Credit. Letters of Credit issued prior to the date hereof by Fleet National Bank and listed on Schedule A hereto shall be deemed to be Letters of Credit issued under the Five-Year Credit Agreement for all purposes (including without limitation, the definition of "Obligations" in the Security Agreement).

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Company hereby represents and warrants that, after giving effect to this Amendment:

(a)  The representations and warranties set forth in
Article 4 of the Five-Year Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, with all references to "this Agreement" being deemed to refer to the Five-Year Credit Agreement, as amended by this Amendment;

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective on the date on which the Syndication Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company, the Required Banks and the Syndication Agent.

SECTION 6.  Effect of Amendment.  (a)  On and after the
Amendment No. 3 Effective Date, each reference in the Five-Year Credit Agreement to "this Agreement", "hereunder", "herein", or words of like import shall mean and be a reference to the Five-Year Credit Agreement, as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks under the Five-Year Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Five-Year Credit Agreement or any other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Five-Year Credit Agreement or any other Loan Documents in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Five-Year Credit Agreement specifically referred to herein.

(b) Nothing herein will be deemed to reduce the obligations of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement, which shall remain in full force and effect.

SECTION 7. Counterparts. This Amendment may be executed by one or more parties to this Amendment in any number of separate counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF
NEW YORK.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 10.  Expenses.  The Company shall reimburse the
Syndication Agent and the Collateral Agent for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore.


IN WITNESS WHEREOF, the Company, the Administrative Agent and the undersigned Banks have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

CROMPTON CORPORATION,
	By

		Name:
		Title:

	By

		Name:
		Title:



Each of the Subsidiary Guarantors hereby acknowledges receipt of, and consents to the terms of, this Amendment.

CROMPTON MANUFACTURING COMPANY, INC.,
	By

		Name:
		Title:

	By

		Name:
		Title:



CITICORP USA, INC., individually, as
Administrative Agent and as Collateral
Agent,
	By

		Name:
		Title:



JPMORGAN CHASE BANK (formerly known as
THE CHASE MANHATTAN BANK), individually,
	By

		Name:
		Title:


		Name:
		Title:
		270 Park Avenue
		New York, NY 10017



BANK OF AMERICA, N.A.,
	By

		Name:
		Title:
		335 Madison Avenue
		New York, NY 10017


DEUTSCHE BANK AG NEW YORK BRANCH
a/o CAYMAN ISLANDS BRANCH,
	By

		Name:
		Title:


		Name:
		Title:
		31 W. 52nd Street
		New York, NY 10019


MELLON BANK, N.A.,
	By

		Name:
		Title:
		One Mellon Bank Center
		Pittsburgh, PA 15258


ABN AMRO BANK N.V.,
	By

		Name:
		Title:

	By

		Name:
		Title:
		500 Park Avenue
		New York, NY 10022


COMMERZBANK AG
NEW YORK AND GRAND CAYMAN  BRANCHES,
	By

		Name:
		Title:

	By

		Name:
		Title:

FOUR WINDS FUNDING CORPORATION,
as Designee,
	By

		Name:
		Title:

	By

		Name:
		Title:
		Address:



BANK HAPOALIM B.M.
	By

		Name:
		Title:
		Address:



THE BANK OF NEW YORK,
	By

		Name:
		Title:
		Address:



WACHOVIA BANK, N.A. (formerly known as
FIRST UNION NATIONAL BANK),
	By

		Name:
		Title:
		301 W. College Street, TW-5
		Charlotte, NC 28288-0760


FLEET NATIONAL BANK,
	By

		Name:
		Title:
		1 Federal Street
		Boston, MA 02110


FORTIS (USA) FINANCE LLC,
	By

		Name:
		Title:

	By

		Name:
		Title:
		Address:


BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
	By

		Name:
		Title:
		1251 Avenue of the Americas
		New York, NY 10020-1104


WESTDEUTSCHE LANDESBANK,
	By

		Name:
		Title:

	By

		Name:
		Title:
		1211 Avenue of the Americas
		New York, NY 10036


THE BANK OF NOVA SCOTIA,
	By

		Name:
		Title:
		Address:



BNP PARIBAS,
	By

		Name:
		Title:

	By

		Name:
		Title:
		787 Seventh Avenue
		New York, NY 10019


BANCA NAZIONALE DEL LAVORO S.P. NEW YORK
BRANCH,
	By

		Name:
		Title:
		25 West 51st Street
		New York, NY 10019


SUNTRUST BANK,
	By

		Name:
		Title:
		711 Fifth Avenue, 16th Floor
		New York, NY 10022



INTESABCI  NEW YORK BRANCH,
	By

		Name:
		Title:


		Name:
		Title:
		One William Street
		New York, NY 10004


ING (U.S.) CAPITAL LLC,
	By

		Name:
		Title:
		1325 Avenue of the Americas
		8th Floor
		New York, NY 10019


THE INDUSTRIAL BANK OF JAPAN,
	By

		Name:
		Title:
		Address:


BANCA MONTE DEI PASCHI DI SIENA S.P.,
	By

		Name:
		Title:

	By

		Name:
		Title:
		55 East 59th Street
		New York, NY 10022


PEOPLE'S BANK,
	By

		Name:
		Title:
		350 Bedford Street
		Stamford, CT 06901


HIBERNIA NATIONAL BANK,
	By

		Name:
		Title:
		313 Carondelet Street
		New Orleans, LA 70130


SCHEDULE A



Amount	  Expiration Date	      Description
$8,756,165.00	9/01/02	City of Dublin, Ohio IRB
                               9/1/2014
$  275,317.00	6/15/02	customer performance guarantee
$  101,466.00	6/15/02 	customer performance guarantee
$   75,630.00	8/31/02	customer performance guarantee
$   30,537.50	6/21/03	customer performance guarantee